UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2008

 __________________________

TIAA REAL ESTATE ACCOUNT

(Exact name of registrant as specified in its charter)

New York	33-92990; 333-141513	Not Applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Teachers Insurance and Annuity Association of America

730 Third Ave, New York, New York 10017-3206

(Address of principal executive offices)   (Zip Code)

(212) 490-9000

(Registrant’s telephone number, including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2008, Teachers Insurance and Annuity Association of America (“TIAA”), on behalf of the TIAA Real Estate Account (the “Account”), entered into a Custodian Agreement (the “Custodian Agreement”) with State Street Bank and Trust Company, N.A. (the “Custodian”), pursuant to which the Custodian is appointed custodian of certain investment securities, monies and other assets held on behalf of the Account in places within or outside the United States. Following an effective period of one (1) year, the Custodian Agreement may be terminated by either party by written notice to the other party that is received not less than one hundred twenty (120) days prior to the date upon which termination is to take effect, in the case of termination by State Street, and not less than sixty (60) days prior to the date upon which such termination is to take effect, in the case of termination by TIAA.

Item 1.02	Termination of a Material Definitive Agreement.

Effective March 3, 2008, the Custodial Services Agreement, dated as of June 1, 1995, by and among TIAA, on behalf of the Account, and Morgan Guaranty Trust Company of New York (such Agreement assigned to Bank of New York (currently The Bank of New York Mellon Co.) in January, 1996), was terminated. This Custodial Services Agreement provided for substantially the same custodial services as the Custodian Agreement referenced in Item 1.01 above and was terminated in contemplation of the Account and the Custodian entering into the Custodian Agreement referenced in Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIAA REAL ESTATE ACCOUNT

	By:	TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Date: March 7, 2008	By:	/s/ Stewart P. Greene
Stewart P. Greene
Vice President and Associate General Counsel